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                                                                    EXHIBIT 99.1


FOR MORE INFORMATION:               Pat Hammond, media, (713) 497-7723
                                    Dennis Barber, investors, (713) 497-3042

FOR IMMEDIATE RELEASE:              April 8, 2004


 RELIANT RESOURCES ASSERTS SUBSIDIARY VIOLATED NO LAWS, PLANS VIGOROUS DEFENSE

Houston - Reliant Resources was notified today that a federal grand jury in San Francisco, California has returned an indictment against one of its subsidiaries as well as two former and two current employees on charges related to an alleged violation of the Commodity Exchange Act and related wire fraud and conspiracy charges. The company announced that this action was expected in a press release on March 8.

The indictment is based on allegations that the subsidiary, Reliant Energy Services, Inc., engaged in price manipulation by curtailing Reliant's electricity generation in California on two days in June 2000. Reliant Energy Services is the subsidiary of Reliant Resources responsible for purchasing fuel for and marketing the power produced by its generation facilities.

"We believe the actions that are the subject of the indictment were not in violation of laws, tariffs or regulations in effect at the time," said Reliant Resources General Counsel Mike Jines. "During the week in question, electricity was plentiful in California, there was no supply shortage, no ISO-declared emergency and no blackouts, and prices were relatively low. There is absolutely no basis to contend that this conduct contributed to the energy shortage that occurred in California later that year. We intend to contest these charges vigorously."

"Moreover, any suggestion that Reliant did not fully cooperate with the Department of Justice investigation is inaccurate and unfair. The company voluntarily disclosed the conduct, agreed to a settlement with the FERC, assisted in making evidence available to the CFTC and Department of Justice, and made a series of presentations to the Department of Justice concerning the facts and the law. What Reliant did not do was agree that the conduct constitutes a criminal offense," Jines said.

"We don't believe that this action will have any material impact on our ongoing business operations, including any impact on credit or debt agreements; the wholesale license held by Reliant Energy Services; the retail and wholesale licenses held by other subsidiaries; or contracts and agreements to which Reliant Energy Services is a party," Jines said.

In January 2003, Reliant entered into a settlement agreement with the Federal Energy Regulatory Commission regarding the same actions that are the subject of the indictment. In the settlement, Reliant neither admitted, nor denied, that these actions affected prices in any market, or violated any law, tariff or regulation.

Reliant Resources, Inc., (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S., marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to more than 1.8 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 20,000 megawatts of power generation capacity in operation, under construction or under contract. For more information, visit our web site at www.reliantresources.com.

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